Exhibit 99.1
Qualys Announces First Quarter 2026 Financial Results
Q1 Revenue Growth of 10% Year-Over-Year
Raises 2026 Revenue Guidance to $721.0-$727.0 million

FOSTER CITY, Calif., – May 5, 2026 – Qualys, Inc. (NASDAQ: QLYS), a leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the first quarter ended March 31, 2026. For the quarter, the Company reported revenues of $175.6 million, net income under United States Generally Accepted Accounting Principles (“GAAP”) of $50.6 million, non-GAAP net income of $69.6 million, Adjusted EBITDA of $83.3 million, GAAP net income per diluted share of $1.42, and non-GAAP net income per diluted share of $1.95.
“We are pioneering a new category in pre-breach risk management by bringing autonomous exploit validation, risk quantification, and remediation together within a single AI-driven risk fabric that redefines how enterprises operationalize cyber risk,” said Sumedh Thakar, Qualys’ president and CEO. “This quarter's solid results in part reflect the tangible impact of our AI-native Risk Operations Center and growing adoption of our Enterprise TruRisk Management solution, continuous innovation, expanding partner ecosystem, and promising early engagement from QFlex. Powered by a differentiated closed-loop system of record, a growing marketplace of agentic AI solutions, and leading model integrations, we are unifying cyber risk workflows, reducing operational complexity, and addressing security's toughest challenges at the speed of modern attacks. This reinforces our confidence in delivering durable, long-term profitable growth through the innovation and financial discipline that have long defined Qualys.”
First Quarter 2026 Financial Highlights
Revenues: Revenues for the first quarter of 2026 increased by 10% to $175.6 million compared to $159.9 million for the same quarter in 2025.
Gross Profit: GAAP gross profit for the first quarter of 2026 increased by 11% to $145.6 million compared to $131.0 million for the same quarter in 2025. GAAP gross margin was 83% for the first quarter of 2026 compared to 82% for the same quarter in 2025. Non-GAAP gross profit for the first quarter of 2026 increased by 11% to $148.3 million compared to $133.7 million for the same quarter in 2025. Non-GAAP gross margin was 84% for both the first quarter of 2026 and for the same quarter in 2025.
Operating Income: GAAP operating income for the first quarter of 2026 increased by 18% to $60.9 million compared to $51.8 million for the same quarter in 2025. As a percentage of revenues, GAAP operating income was 35% for the first quarter of 2026 compared to 32% for the same quarter in 2025. Non-GAAP operating income for the first quarter of 2026 increased by 14% to $80.9 million compared to $71.2 million for the same quarter in 2025. As a percentage of revenues, non-GAAP operating income was 46% for the first quarter of 2026 compared to 45% for the same quarter in 2025.
Net Income: GAAP net income for the first quarter of 2026 increased by 7% to $50.6 million, or $1.42 per diluted share, compared to $47.5 million, or $1.29 per diluted share, for the same quarter in 2025. As a percentage of revenues, GAAP net income was 29% for the first quarter of 2026 compared to 30% for the same quarter in 2025. Non-GAAP net income for the first quarter of 2026 increased by 13% to $69.6 million, or $1.95 per diluted share, compared to $61.4 million, or $1.67 per diluted share, for the same quarter in 2025. As a percentage of revenues, non-GAAP net income was 40% for the first quarter of 2026 compared to 38% for the same quarter in 2025.
Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2026 increased by 11% to $83.3 million compared to $74.8 million for the same quarter in 2025. As a percentage of revenues, Adjusted EBITDA was 47% for both the first quarter of 2026 and for the same quarter in 2025.
Operating Cash Flow: Operating cash flow for the first quarter of 2026 decreased by 13% to $95.3 million compared to $109.6 million for the same quarter in 2025. As a percentage of revenues, operating cash flow was 54% for the first quarter of 2026 compared to 69% for the same quarter in 2025.

First Quarter 2026 Business Highlights
•Qualys introduced Agent Val, powered by TruConfirm, an agentic AI-led workflow in our Enterprise TruRisk Management solution. Agent Val identifies high-risk exposures, validates real exploitability, and drives prioritized remediation to help teams shift from chasing volume to reducing verified risk.
•TotalCloud continued to garner top industry recognition. It was named a winner in the SC Awards (Best Cloud Security Management Solution), recognized by Forrester as one of only three Leaders in The Forrester Wave™: Cloud Native Application Protection Platform (CNAPP), Q1 2026, and positioned as a Leader in the 2026 GigaOm Radar report for Cloud Identity Entitlement Management (CIEM).
•Qualys Threat Research Unit (TRU) unveiled its latest research report, The Broken Physics of Remediation, analyzing over one billion CISA KEV remediation records across over 10,000 organizations, examining why approaches built on Mean-Time-To-Remediation and prioritization are no longer sufficient, and introducing more accurate ways to measure and manage risk.
•To help partners scale the ROC, Qualys introduced the Risk Operations Center (mROC) portal, providing partners with a unified view of risk across each customer’s entire attack surface, empowering them to act on exposures that drive real risk and prove measurable risk reduction through built-in intelligence, validation, and closed-loop execution.
Financial Performance Outlook
Based on information as of today, May 5, 2026, Qualys is issuing the following financial guidance for the second quarter and full year fiscal 2026. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.
Second Quarter 2026 Guidance: Management expects revenues for the second quarter of 2026 to be in the range of $177.5 million to $179.5 million, representing 8% to 9% growth over the same quarter in 2025. GAAP net income per diluted share is expected to be in the range of $1.24 to $1.31, which assumes an effective income tax rate of 21%. Non-GAAP net income per diluted share is expected to be in the range of $1.73 to $1.80, which assumes a non-GAAP effective income tax rate of 20%. Second quarter 2026 net income per diluted share estimates are based on approximately 35.0 million weighted average diluted shares outstanding for the quarter.
Full Year 2026 Guidance: Management now expects revenues for the full year of 2026 to be in the range of $721.0 million to $727.0 million, representing 8% to 9% growth over 2025. This compares to the previous guidance range of $717.0 million to $725.0 million. GAAP net income per diluted share is now expected to be in the range of $5.40 to $5.61, up from the previous guidance range of $5.20 to $5.48. This assumes an effective income tax rate of 21%. Non-GAAP net income per diluted share is now expected to be in the range of $7.44 to $7.65, up from the previous guidance range of $7.17 to $7.45. This assumes a non-GAAP effective income tax rate of 20%. Full year 2026 net income per diluted share estimates are based on approximately 34.5 million weighted average diluted shares outstanding.
Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the second quarter and full year 2026 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the second quarter and full year 2026. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.
Investor Conference Call
Qualys will host a conference call and live webcast to discuss its first quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, May 5, 2026. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact
Blair King
Senior Vice President, Investor Relations and Financial Planning & Analysis
(650) 538-2088
ir@qualys.com
About Qualys
Qualys, Inc. (NASDAQ: QLYS) is a leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.
The Qualys Enterprise TruRisk Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.
Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; statements regarding our share repurchase; our guidance for revenues, GAAP EPS and non-GAAP EPS for the second quarter and full year 2026; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the second quarter and full year 2026. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; our ability to maintain government authorizations applicable to our platform; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment, net of proceeds from disposal).
In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, impairment of non-marketable securities and certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.
Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.
Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.
In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 20% in 2026 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues	$175,638	$159,899
Cost of revenues (1)	29,990	28,926
Gross profit	145,648	130,973
Operating expenses:
Research and development (1)	29,020	29,154
Sales and marketing (1)	38,760	32,660
General and administrative (1)	16,983	17,404
Total operating expenses	84,763	79,218
Income from operations	60,885	51,755
Other income (expense), net:
Interest income	6,176	6,235
Other income (expense), net	(2,071)	317
Total other income, net	4,105	6,552
Income before income taxes	64,990	58,307
Income tax provision	14,347	10,773
Net income	$50,643	$47,534
Net income per share:
Basic	$1.42	$1.30
Diluted	$1.42	$1.29
Weighted average shares used in computing net income per share:
Basic	35,608	36,466
Diluted	35,679	36,784
(1) Includes stock-based compensation as follows:
Cost of revenues	$2,061	$2,090
Research and development	4,608	5,104
Sales and marketing	4,189	3,200
General and administrative	8,482	8,426
Total stock-based compensation, net of amounts capitalized	$19,340	$18,820

Qualys, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$279,468	$250,258
Short-term marketable securities	191,879	195,681
Accounts receivable, net	134,877	170,991
Prepaid expenses and other current assets	50,367	40,686
Total current assets	656,591	657,616
Long-term marketable securities	258,002	250,868
Property and equipment, net	21,981	23,166
Operating leases - right of use asset	46,651	46,001
Deferred tax assets, net	72,811	74,518
Intangible assets, net	3,615	4,255
Goodwill	7,447	7,447
Noncurrent restricted cash	1,200	1,200
Other noncurrent assets	26,338	30,010
Total assets	$1,094,636	$1,095,081
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,298	$1,202
Accrued liabilities	55,438	57,694
Deferred revenues, current	393,800	401,127
Operating lease liabilities, current	7,622	7,315
Total current liabilities	459,158	467,338
Deferred revenues, noncurrent	15,428	16,285
Operating lease liabilities, noncurrent	44,607	44,959
Other noncurrent liabilities	5,570	5,346
Total liabilities	524,763	533,928
Stockholders’ equity:
Common stock	35	36
Additional paid-in capital	741,918	731,788
Accumulated other comprehensive loss	(4,812)	(4,012)
Accumulated deficit	(167,268)	(166,659)
Total stockholders’ equity	569,873	561,153
Total liabilities and stockholders’ equity	$1,094,636	$1,095,081

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flow from operating activities:
Net income	$50,643	$47,534
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,043	4,177
Provision for credit losses	173	206
Impairment of property and equipment	624	—
Impairment of non-marketable securities	1,967	—
Stock-based compensation, net of amounts capitalized	19,340	18,820
Accretion of discount on marketable securities, net	(524)	(1,107)
Deferred income taxes	1,841	(4,360)
Changes in operating assets and liabilities:
Accounts receivable	35,941	42,782
Prepaid expenses and other assets	(7,520)	162
Accounts payable	834	(66)
Accrued liabilities and other noncurrent liabilities	(2,884)	8,265
Deferred revenues	(8,184)	(6,825)
Net cash provided by operating activities	95,294	109,588
Cash flow from investing activities:
Purchases of marketable securities	(78,469)	(55,525)
Sales and maturities of marketable securities	73,760	50,532
Purchases of property and equipment	(1,667)	(2,038)
Net cash used in investing activities	(6,376)	(7,031)
Cash flow from financing activities:
Repurchase of common stock	(53,509)	(39,653)
Proceeds from exercise of stock options	325	2,599
Payments for taxes related to net share settlement of equity awards	(10,375)	(10,831)
Proceeds from issuance of common stock through employee stock purchase plan	3,851	3,817
Net cash used in financing activities	(59,708)	(44,068)
Net increase in cash, cash equivalents and restricted cash	29,210	58,489
Cash, cash equivalents and restricted cash at beginning of period	251,458	233,382
Cash, cash equivalents and restricted cash at end of period	$280,668	$291,871

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
ADJUSTED EBITDA
(unaudited)
(in thousands, except percentages)

	Three Months Ended March 31,
	2026	2025
Net income	$50,643	$47,534
Net income as a percentage of revenues	29%	30%
Depreciation and amortization of property and equipment	2,403	3,537
Amortization of intangible assets	640	640
Income tax provision	14,347	10,773
Stock-based compensation	19,340	18,820
Total other income, net	(4,105)	(6,552)
Adjusted EBITDA	$83,268	$74,752
Adjusted EBITDA as a percentage of revenues	47%	47%

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
GAAP Cost of revenues	$29,990	$28,926
Less: Stock-based compensation	(2,061)	(2,090)
Less: Amortization of intangible assets	(640)	(640)
Non-GAAP Cost of revenues	$27,289	$26,196
GAAP Gross profit	$145,648	$130,973
Plus: Stock-based compensation	2,061	2,090
Plus: Amortization of intangible assets	640	640
Non-GAAP Gross Profit	$148,349	$133,703
GAAP Research and development	$29,020	$29,154
Less: Stock-based compensation	(4,608)	(5,104)
Non-GAAP Research and development	$24,412	$24,050
GAAP Sales and marketing	$38,760	$32,660
Less: Stock-based compensation	(4,189)	(3,200)
Non-GAAP Sales and marketing	$34,571	$29,460
GAAP General and administrative	$16,983	$17,404
Less: Stock-based compensation	(8,482)	(8,426)
Non-GAAP General and administrative	$8,501	$8,978
GAAP Operating expenses	$84,763	$79,218
Less: Stock-based compensation	(17,279)	(16,730)
Non-GAAP Operating expenses	$67,484	$62,488
GAAP Income from operations	$60,885	$51,755
Plus: Stock-based compensation	19,340	18,820
Plus: Amortization of intangible assets	640	640
Non-GAAP Income from operations	$80,865	$71,215
GAAP Net income	$50,643	$47,534
Plus: Stock-based compensation	19,340	18,820
Plus: Amortization of intangible assets	640	640
Plus: Impairment of non-marketable securities	1,967	—
Less: Tax adjustment	(3,040)	(5,547)
Non-GAAP Net income	$69,550	$61,447
GAAP Net income per share:
Basic	$1.42	$1.30
Diluted	$1.42	$1.29
Non-GAAP Net income per share:
Basic	$1.95	$1.69
Diluted	$1.95	$1.67
Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	35,608	36,466
Diluted	35,679	36,784

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
FREE CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
GAAP Cash flows provided by operating activities	$95,294	$109,588
Less:
Purchases of property and equipment, net of proceeds from disposal	(1,667)	(2,038)
Non-GAAP Free cash flows	$93,627	$107,550

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
CALCULATED CURRENT BILLINGS
(unaudited)
(in thousands, except percentages)

	Three Months Ended March 31,
	2026	2025
GAAP Revenue	$175,638	$159,899
GAAP Revenue growth compared to same quarter of prior year	10%	10%
Plus: Current deferred revenue at March 31	393,800	366,824
Less: Current deferred revenue at December 31	(401,127)	(371,457)
Non-GAAP Calculated current billings	$168,311	$155,266
Calculated current billings growth compared to same quarter of prior year	8%	7%